UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 28, 2017

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On February 28, 2017, Franklin Covey Co. (the Company) entered into the Sixth Modification Agreement to its existing amended and restated secured credit agreement (the Restated Credit Agreement) with JPMorgan Chase Bank, N.A. (the Lender).  The Lender also provides the majority of the Company’s day-to-day banking services.

The primary purpose of the Sixth Modification Agreement is to adjust the definition of the fixed charge coverage ratio to include 85% of the change in the Company’s deferred revenue during the measurement period in calculated earnings before interest, taxes, depreciation, amortization, and rent expense (EBITDAR).  During fiscal 2016, the Company released the All Access Pass (AAP), which allows its clients to access the Company’s intellectual property through an electronic portal for a contracted period.  The accounting guidance for AAP sales requires the Company to recognize the revenue ratably over the life of the contract with the client.  However, the Company invoices the client at the inception of the agreement and the receivable is due within normal terms.  Accordingly, the Company’s recognized revenues have been reduced during the transition to the AAP business model, while cash flows remain relatively unaffected.  The Sixth Modification Agreement is designed to reflect this change in the Company’s business and income from operations during the transition period.

The Sixth Modification Agreement preserves existing debt covenants that include (i) a Funded Debt to EBITDAR ratio of less than 3.0 to 1.0; (ii) a Fixed Charge Coverage ratio greater than 1.15 to 1.0 as discussed above; (iii) an annual limit on capital expenditures (excluding capitalized curriculum development) of $8.0 million; and (iv) outstanding borrowings on the revolving line of credit may not exceed 150 percent of consolidated accounts receivable.  The other key terms and conditions of the Sixth Modification Agreement are substantially the same as those defined in the Restated Credit Agreement.  The Restated Credit Agreement was described in the Company’s Form 8-K filed on March 17, 2011, which information is incorporated by reference herein.

In connection with the Sixth Modification Agreement, the Company and certain of its subsidiaries entered into a new Consent and Agreement of Guarantor.

The foregoing description of the Sixth Modification to the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Sixth Modification Agreement to the Restated Credit Agreement, the Consent and Agreement of Guarantor, and the new promissory note, which are filed as Exhibits 10.1 and 10.2 attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On February 28, 2017, the Company and certain of its subsidiaries entered into the Sixth Modification Agreement and Consent and Agreement of Guarantor with its primary Lender as described above in Item 1.01.  The information in Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Sixth Modification Agreement by and among JPMorgan Chase Bank, N.A., Franklin Covey Co., and the subsidiary guarantors signatory thereto, dated February 28, 2017.

10.2	Consent and Agreement of Guarantor by and between JPMorgan Chase Bank, N.A., Franklin Covey Co., and the subsidiary guarantors signatory thereto, dated February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	March 3, 2017	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer